UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2011

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200
Calabasas, California		91302
(Address of Principal Executive Offices)		Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

IPOdesktop.com interviewed our Chief Executive Officer, Mr. William C. McGinnis, regarding, among other things, our company’s mission, growth plan and five year objectives, and our Chief Financial Officer, Mr. Raffy Lorentzian, regarding our company’s gross margins and operating profit margins.  The press release to announce the interview is furnished as Exhibit 99.1 to this report, and the interview is incorporated by reference herein. An archived audio copy of the interviews are available online at http://www.gaskinsco.com/linkto-ntsc.shtml.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Section 7.01 of this report. All information in the presentation materials speak as of the date thereof and we do not assume any obligation to update said information in the future. In addition, we disclaim any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated January 31, 2011, titled “National Technical Systems Releases CEO and CFO Audio Interviews Hosted by IPOdesktop”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	NATIONAL TECHNICAL SYSTEMS, INC.

	By:	/s/ Raffy Lorentzian
	Name:	Raffy Lorentzian
	Title:	Senior Vice President Chief Financial Officer